ALLEGION REPORTS SECOND-QUARTER 2017 FINANCIAL RESULTS

•
Second-quarter 2017 net earnings per share (EPS) of $1.10, compared with 2016 EPS of $0.98; Adjusted 2017 EPS of $1.11, up 12.1 percent compared with 2016 adjusted EPS of $0.99, attributable to strong operational performance

•	Second-quarter 2017 revenue of $627 million, up 7.2 percent compared to 2016, up 6.2 percent on an organic basis

•
Second-quarter 2017 operating margin of 21.4 percent, compared with 2016 operating margin of 21.3 percent; Adjusted operating margin of 21.7 percent, improved 20 basis points compared with 2016 adjusted operating margin of 21.5 percent

•
Raising guidance for 2017 full-year revenue and raising full-year adjusted EPS outlook; Full-year 2017 reported revenue growth of 6.5 to 7.5 percent with organic revenue growth of 6 to 7 percent; Full-year 2017 EPS guidance of $3.55 to $3.72 and $3.65 to $3.80 per share on an adjusted basis

DUBLIN (July 27, 2017) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported second-quarter 2017 net revenues of $627 million and net earnings of $105.5 million, or $1.10 per share. Excluding charges related to restructuring and acquisitions, adjusted net earnings were $106.8 million, or $1.11 per share, up 12.1 percent when compared with second-quarter 2016 adjusted EPS of $0.99.

Second-quarter net revenues increased 7.2 percent, when compared to the prior year period (up 6.2 percent on an organic basis). Reported revenues reflect solid organic growth and contribution from acquisitions that were partially offset by foreign currency.

“Allegion delivered another strong quarter as evidenced by the overall and organic revenue growth rates across all regions,” said David D. Petratis, Allegion chairman, president and CEO. “The Americas continued its momentum, delivering another solid quarter of above-market growth, and EMEIA saw its best organic growth quarter since our spin-off from Ingersoll-Rand.”

The Americas segment revenue increased 7.4 percent (up 6.1 percent on an organic basis). The continued strength in revenue growth was driven by favorable price, low-double digit organic growth in residential markets, and solid performance in non-residential markets related to channel initiatives and new products. Revenues from acquisitions, which more than offset the impact of unfavorable foreign currency, also added to overall growth. Revenue was also favorably impacted from timing of orders in the second quarter of 2017, which mostly offset the tough comparable due to an ERP implementation the prior year.

The EMEIA segment revenues were up 6.3 percent both on a reported and organic basis, reflecting strong growth in the portable security business and solid pricing in the quarter. The contributions from acquisitions offset the impact of unfavorable currency.

The Asia Pacific segment revenues increased 9 percent, when compared to the prior year period (up 7.8 percent on an organic basis). Favorable contributions from acquisitions along with strong growth in electronic locks drove the revenue growth. Foreign currency had minimal impact during the quarter.

Second-quarter 2017 operating income was $134.1 million, an increase of $9.8 million or 7.9 percent over 2016. Adjusted operating income in second-quarter 2017 was $136 million, representing an increase of $10.3 million or 8.2 percent compared to 2016.

Second-quarter 2017 operating margin was 21.4 percent, compared with 21.3 percent in 2016. The adjusted operating margin in second-quarter 2017 was 21.7 percent, compared with 21.5 percent in 2016. The 20-basis-point improvement in adjusted operating margin was driven by strong price performance, volume leverage and productivity, which more than offset unfavorable product mix, increased investments and inflation.

“We continue to see margin expansion even while continuing to invest in the business. Those investments are driving above-market growth, which, in turn, is flowing to the bottom line,” Petratis added.

Additional Items
Interest expense for second-quarter 2017 was $16.1 million, down slightly from the $16.5 million for second-quarter 2016.

Other income net for second-quarter 2017 was $5.2 million, driven primarily by the previously announced sale of the company’s equity investment in iDevices. This compares to other income net for second-quarter 2016 of $8.6 million, which included contributions from the sale of non-strategic marketable securities.

The company’s effective tax rate for second-quarter 2017 was 14.1 percent, compared with 18 percent in 2016. The company’s adjusted effective tax rate for second-quarter 2017 was 14.4 percent, compared with 18.1 percent in 2016. The decrease in the adjusted effective tax rate is primarily due to discrete tax items, which included a $0.09 per share favorable benefit from the release of a valuation allowance, partially offset by mix of income earned in higher tax rate jurisdictions.

Cash Flow and Liquidity
Year-to-date 2017 available cash flow was $42.6 million, down $42.1 million versus the prior year. The year-over-year decrease in available cash flow is primarily due to a previously announced $50 million discretionary pension funding payment, in the first quarter, partially offset by increased earnings.

The company ended second-quarter 2017 with cash of $245.5 million and total debt of $1,441 million. The company did not have any borrowings outstanding under its $500 million revolving credit facility at June 30, 2017.

Share Repurchase
During the second quarter of 2017, the company repurchased approximately 0.4 million shares for approximately $30 million related to the $500 million share repurchase authorization approved by the company's board of directors in February 2017. The company remains committed to a balanced and flexible capital allocation policy in order to drive shareholder value.

2017 Outlook
The company raised full-year 2017 reported revenue growth guidance to a range of 6.5 to 7.5 percent compared to 2016. Organic revenue growth is raised to a range of 6 to 7 percent.

The company updated the full-year 2017 reported EPS with a range of $3.55 to $3.72, or $3.65 to $3.80 per share on an adjusted basis. Adjustments to 2017 EPS include estimated impacts for restructuring and acquisition activities. The guidance assumes a full-year adjusted effective tax rate of approximately 18.5 to 19 percent, as well as an average diluted share count for the full year of approximately 96 million shares.

The company continues to target full-year available cash flow of approximately $300 to $320 million (inclusive of the $50 million discretionary pension funding payment).

Conference Call Information
On Thursday, July 27, 2017, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2.2 billion company, with products sold in approximately 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2017 financial performance, the Company’s growth strategy, the Company’s capital allocation strategy, the Company’s tax planning strategies, and the performance of the markets in which the Company operates. These forward-looking statements are based on the Company's current available information and its current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2016, Form 10-Qs for the quarters ended March 31, 2017 and June 30, 2017, and in its other SEC filings. The Company assumes no obligations to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Net revenues	$627.0	$584.9	$1,175.8	$1,087.2
Cost of goods sold	346.0	317.5	654.0	603.5
Gross profit	281.0	267.4	521.8	483.7

Selling and administrative expenses	146.9	143.1	288.9	276.9
Operating income	134.1	124.3	232.9	206.8

Interest expense	16.1	16.5	32.0	32.8
Other (income) expense, net	(5.2)	(8.6)	(4.6)	(17.4)
Earnings before income taxes	123.2	116.4	205.5	191.4

Provision for income taxes	17.4	21.0	31.0	37.2
Net earnings	105.8	95.4	174.5	154.2

Less: Net earnings attributable to noncontrolling interests	0.3	0.4	0.6	1.5

Net earnings attributable to Allegion plc	$105.5	$95.0	$173.9	$152.7

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$1.11	$0.99	$1.82	$1.59

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$1.10	$0.98	$1.81	$1.58

Shares outstanding - basic	95.2	95.8	95.3	95.9
Shares outstanding - diluted	95.9	96.8	96.0	96.8

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$245.5	$312.4
Accounts and notes receivables, net	310.9	260.0
Inventories	247.8	220.6
Other current assets	35.0	36.3
Total current assets	839.2	829.3
Property, plant and equipment, net	241.3	226.6
Goodwill	745.7	716.8
Intangible assets, net	386.8	357.4
Other noncurrent assets	121.6	117.3
Total assets	$2,334.6	$2,247.4

LIABILITIES AND EQUITY
Accounts payable	$194.6	$179.9
Accrued expenses and other current liabilities	195.3	201.5
Short-term borrowings and current maturities
of long-term debt	46.9	48.2
Total current liabilities	436.8	429.6
Long-term debt	1,394.1	1,415.6
Other noncurrent liabilities	234.3	285.8
Equity	269.4	116.4
Total liabilities and equity	$2,334.6	$2,247.4

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Six months ended June 30,
	2017	2016
Operating Activities
Net earnings	$174.5	$154.2
Depreciation and amortization	32.7	33.5
Discretionary pension plan contribution	(50.0)	—
Changes in assets and liabilities and other non-cash items	(93.2)	(86.5)
Net cash from operating activities	64.0	101.2

Investing Activities
Capital expenditures	(21.4)	(16.5)
Acquisition of and equity investments in businesses, net of cash acquired	(20.8)	(31.4)
Other investing activities, net	16.3	9.4
Net cash used in investing activities	(25.9)	(38.5)

Financing Activities
Net debt proceeds (repayments)	(24.8)	(40.5)
Dividends paid to ordinary shareholders	(30.4)	(22.9)
Repurchase of ordinary shares	(60.0)	(30.0)
Other financing activities, net	4.7	(1.6)
Net cash used in financing activities	(110.5)	(95.0)

Effect of exchange rate changes on cash and cash equivalents	5.5	1.7
Net decrease in cash and cash equivalents	(66.9)	(30.6)
Cash and cash equivalents - beginning of period	312.4	199.7
Cash and cash equivalents - end of period	$245.5	$169.1

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Net revenues
Americas	$468.6	$436.5	$876.2	$799.5
EMEIA	129.2	121.6	247.6	240.1
Asia Pacific	29.2	26.8	52.0	47.6
Total net revenues	$627.0	$584.9	$1,175.8	$1,087.2

Operating income (loss)
Americas	$140.3	$130.0	$247.9	$220.2
EMEIA	8.5	8.9	15.4	16.9
Asia Pacific	2.3	2.1	2.9	2.0
Corporate unallocated	(17.0)	(16.7)	(33.3)	(32.3)
Total operating income	$134.1	$124.3	$232.9	$206.8

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings, diluted earnings per share (EPS), on both a U.S. GAAP basis and on an adjusted basis, organic revenue growth on a U.S. GAAP basis, and also presents adjusted EBITDA and adjusted EBITDA margin. The Company presents these measures because management believes they provide useful perspective of the Company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to revenue, operating income, operating margin, net earnings, EPS, and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charges, restructuring charges, asset impairments, merger and acquisitions costs, and charges related to the divestiture of businesses

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects

•	Available cash flow is defined as U.S. GAAP net cash operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three months ended June 30, 2017				Three months ended June 30, 2016
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$627.0	$—		$627.0	$584.9	$—		$584.9

Operating income	134.1	1.9	(1)	136.0	124.3	$1.4	(1)	125.7
Operating margin	21.4%			21.7%	21.3%			21.5%

Earnings before income taxes	123.2	1.9	(2)	125.1	116.4	1.4	(2)	117.8
Provision for income taxes	17.4	0.6	(3)	18.0	21.0	0.3	(3)	21.3
Effective income tax rate	14.1%			14.4%	18.0%			18.1%
Net earnings	105.8	1.3		107.1	95.4	1.1		96.5

Non-controlling interest	0.3	—		0.3	0.4	—		0.4

Net earnings attributable to Allegion plc	$105.5	$1.3		$106.8	$95.0	$1.1		$96.1

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$1.10	$0.01		$1.11	$0.98	$0.01		$0.99

(1)
Adjustments to operating income for the three months ended June 30, 2017 and June 30, 2016 consist of $1.9 million and $1.4 million, respectively, of restructuring charges and merger and acquisition expenses.

(2)	Adjustments to earnings before income taxes for the three months ended June 30, 2017 and June 30, 2016 consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the three months ended June 30, 2017 and June 30, 2016 consist of $0.6 million and $0.3 million, respectively, of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2017				Six months ended June 30, 2016
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,175.8	$—		$1,175.8	$1,087.2	$—		$1,087.2

Operating income	232.9	3.8	(1)	236.7	206.8	$3.5	(1)	210.3
Operating margin	19.8%			20.1%	19.0%			19.3%

Earnings before income taxes	205.5	3.8	(2)	209.3	191.4	3.5	(2)	194.9
Provision for income taxes	31.0	1.2	(3)	32.2	37.2	0.9	(3)	38.1
Effective income tax rate	15.1%			15.4%	19.4%			19.5%
Net earnings	174.5	2.6		177.1	154.2	2.6		156.8

Non-controlling interest	0.6	—		0.6	1.5	—		1.5

Net earnings attributable to Allegion plc	$173.9	$2.6		$176.5	$152.7	$2.6		$155.3

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$1.81	$0.03		$1.84	$1.58	$0.02		$1.60

(1)
Adjustments to operating income for the six months ended June 30, 2017 and June 30, 2016 consist of $3.8 million and $3.5 million, respectively, of restructuring charges and merger and acquisition expenses.

(2)	Adjustments to earnings before income taxes for the six months ended June 30, 2017 and June 30, 2016 consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the six months ended June 30, 2017 and June 30, 2016 consist of $1.2 million and $0.9 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three months ended June 30, 2017		Three months ended June 30, 2016
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$468.6		$436.5

Operating income (GAAP)	$140.3	29.9%	$130.0	29.8%
Merger and acquisition costs	0.2	0.1%	—	—%
Adjusted operating income	140.5	30.0%	130.0	29.8%
Depreciation and amortization	6.7	1.4%	6.7	1.5%
Adjusted EBITDA	$147.2	31.4%	$136.7	31.3%

EMEIA
Net revenues (GAAP)	$129.2		$121.6

Operating income (GAAP)	$8.5	6.6%	$8.9	7.3%
Restructuring charges	0.9	0.7%	0.3	0.2%
Merger and acquisition costs	—	—%	0.1	0.1%
Adjusted operating income	9.4	7.3%	9.3	7.6%
Depreciation and amortization	6.6	5.1%	7.0	5.8%
Adjusted EBITDA	$16.0	12.4%	$16.3	13.4%

Asia Pacific
Net revenues (GAAP)	$29.2		$26.8

Operating income (GAAP)	$2.3	7.9%	$2.1	7.8%
Restructuring charges	—	—%	0.2	0.8%
Adjusted operating income	2.3	7.9%	2.3	8.6%
Depreciation and amortization	0.6	2.0%	0.6	2.2%
Adjusted EBITDA	$2.9	9.9%	$2.9	10.8%

Corporate
Operating loss (GAAP)	$(17.0)		$(16.7)
Merger and acquisition costs	0.8		0.8
Adjusted operating loss	(16.2)		(15.9)
Depreciation and amortization	1.0		1.4
Adjusted EBITDA	$(15.2)		$(14.5)

Total
Net revenues	$627.0		$584.9

Adjusted operating income	136.0	21.7%	125.7	21.5%
Depreciation and amortization	14.9	2.4%	15.7	2.7%
Adjusted EBITDA	$150.9	24.1%	$141.4	24.2%

	Six months ended June 30, 2017		Six months ended June 30, 2016
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$876.2		$799.5

Operating income (GAAP)	$247.9	28.3%	$220.2	27.5%
Restructuring charges	0.1	—%	1.3	0.2%
Merger and acquisition costs	0.2	—%	0.1	—%
Adjusted operating income	248.2	28.3%	221.6	27.7%
Depreciation and amortization	13.2	1.5%	13.3	1.7%
Adjusted EBITDA	$261.4	29.8%	$234.9	29.4%

EMEIA
Net revenues (GAAP)	$247.6		$240.1

Operating income (GAAP)	$15.4	6.2%	$16.9	7.1%
Restructuring charges	2.5	1.0%	0.6	0.2%
Merger and acquisition costs	—	—%	0.2	0.1%
Adjusted operating income	17.9	7.2%	17.7	7.4%
Depreciation and amortization	13.5	5.5%	13.8	5.7%
Adjusted EBITDA	$31.4	12.7%	$31.5	13.1%

Asia Pacific
Net revenues (GAAP)	$52.0		$47.6

Operating income (GAAP)	$2.9	5.6%	$2.0	4.2%
Restructuring charges	—	—%	0.3	0.6%
Adjusted operating income	2.9	5.6%	2.3	4.8%
Depreciation and amortization	1.3	2.5%	1.2	2.5%
Adjusted EBITDA	$4.2	8.1%	$3.5	7.3%

Corporate
Operating loss (GAAP)	$(33.3)		$(32.3)
Merger and acquisition costs	1.0		1.0
Adjusted operating loss	(32.3)		(31.3)
Depreciation and amortization	2.0		2.5
Adjusted EBITDA	$(30.3)		$(28.8)

Total
Net revenues	$1,175.8		$1,087.2

Adjusted operating income	236.7	20.1%	210.3	19.4%
Depreciation and amortization	30.0	2.6%	30.8	2.8%
Adjusted EBITDA	$266.7	22.7%	$241.1	22.2%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Six months ended June 30,
	2017	2016
Net cash provided by operating activities	$64.0	$101.2
Capital expenditures	(21.4)	(16.5)
Available cash flow	$42.6	$84.7

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net earnings (GAAP)	$105.8	$95.4	$174.5	$154.2
Provision for income taxes	17.4	21.0	31.0	37.2
Interest expense	16.1	16.5	32.0	32.8
Depreciation and amortization	14.9	15.7	30.0	30.8
EBITDA	154.2	148.6	267.5	255.0

Other (income) expense, net	(5.2)	(8.6)	(4.6)	(17.4)
Merger and acquisition costs and restructuring charges	1.9	1.4	3.8	3.5
Adjusted EBITDA	$150.9	$141.4	$266.7	$241.1

ALLEGION PLC					SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Americas
Revenue growth (GAAP)	7.4%	8.6%	9.6%	5.7%
Acquisitions and Divestitures	(1.5)%	0.9%	(1.6)%	0.5%
Currency translation effects	0.2%	0.3%	—%	0.6%
Organic growth (non-GAAP)	6.1%	9.8%	8.0%	6.8%

EMEIA
Revenue growth (GAAP)	6.3%	44.9%	3.1%	45.0%
Acquisitions and Divestitures	(3.4)%	(41.5)%	(3.2)%	(43.0)%
Currency translation effects	3.4%	(0.4)%	3.9%	1.2%
Organic growth (non-GAAP)	6.3%	3.0%	3.8%	3.2%

Asia Pacific
Revenue growth (GAAP)	9.0%	(20.0)%	9.2%	(15.3)%
Acquisitions and Divestitures	(1.3)%	30.0%	(1.5)%	22.9%
Currency translation effects	0.1%	2.9%	(1.2)%	3.4%
Organic growth (non-GAAP)	7.8%	12.9%	6.5%	11.0%

Total
Revenue growth (GAAP)	7.2%	12.6%	8.1%	11.1%
Acquisitions and Divestitures	(1.9)%	(4.1)%	(1.9)%	(5.5)%
Currency translation effects	0.9%	0.4%	0.8%	0.8%
Organic growth (non-GAAP)	6.2%	8.9%	7.0%	6.4%